Exhibit 10.1

Execution Copy

AMENDMENT AND CONSENT dated as of November 1, 2015 (this “Amendment”), to the Credit Agreement dated as of May 6, 2014 (as amended by the Additional Credit Extension Amendment dated as of July 29, 2014, the “Existing Credit Agreement”, and as modified by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TREEHOUSE FOODS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.

A. The Borrower intends to acquire (the “Discovery Acquisition”) all the equity interests of a Missouri corporation previously identified in writing to the Administrative Agent and the Lenders party hereto and code-named Discovery (the “Target”). The Discovery Acquisition shall be consummated pursuant to a stock purchase agreement (together with all exhibits, schedules, annexes and disclosure schedules thereto, the “Discovery Acquisition Agreement”), dated as of the date hereof, entered into between the Borrower and the parent of the Target, a Delaware corporation, as the seller. Pursuant to the Discovery Acquisition Agreement, the Company will purchase all of the equity interests of the Target for cash (the “Discovery Acquisition Consideration”).

B. In connection with the Discovery Acquisition, the Borrower, Bank of America, N.A. and the other financial institutions party thereto have entered into that certain Commitment Letter, dated as of the date hereof, in connection with the financing of the Discovery Acquisition (the “Commitment Letter”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement and where a term is defined by reference to an Exhibit hereto, such term shall have the meaning assigned thereto in such Exhibit throughout this Amendment.

C. In connection with the Discovery Acquisition, the Borrower intends to obtain the credit facilities described in Exhibits A and B hereto.

D. In connection with the Discovery Acquisition, the Borrower has requested that the Lenders agree to certain amendments and provide certain consents, in each case, with respect to the Existing Credit Agreement, and the Lenders party hereto have agreed to such amendments and consents subject to the terms and conditions set forth herein.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Existing Credit Agreement. Subject to the conditions to effectiveness set forth in Section 3 below, and effective only as provided in Section 3 below, the Existing Credit Agreement is amended as follows:

(a) Section 2.14 (Increase in Commitments) of the Existing Credit Agreement is hereby amended to permit:

(i) the Borrower to establish the Incremental Term Loan A-2 Facility (as defined in Exhibit A hereto) as an “Incremental Term Loan” under the Existing Credit Agreement on terms (except as otherwise specified in Exhibit A hereto) substantially consistent with those set forth in Exhibit B hereto; and

(ii) the Borrower to establish the Term Loan B Facility (as defined in Exhibit B hereto) as an “Incremental Term Loan” under the Existing Credit Agreement on terms substantially consistent with those set forth in Exhibit B hereto (which may, in the event of Pre-Closing Loans (as defined in Section 7 of the Joint Fee Letter), be obtained by a subsidiary of the Borrower or a trust as initial borrower and funded on the Pre-Funding Closing Date (as defined in the Joint Fee Letter), with the proceeds thereof, along with any pre-funded interest (such interest, “Escrow Interest”) with respect thereto in an amount necessary to pay all accruing interest between the Pre-Funding Closing Date and the Closing Date (the “Escrowed Interest Amount”)), held in escrow, in a segregated account or similar arrangement (an “Escrow Arrangement”), pending application.

In furtherance of the foregoing, (a) any provision of Section 2.14 of the Existing Credit Agreement that (i) requires any written notice or request, (ii) limits the amount of any Incremental Term Loan or Incremental Term Commitment, (iii) establishes (A) procedures, requirements or conditions with respect to the allocation or documentation of, (B) conditions to effectiveness of, or (C) required terms of, any Incremental Term Loan or Incremental Term Commitment or (iv) is otherwise inconsistent or conflicts with the provisions of this Amendment shall, in each case, but only to the extent such amendments or waivers can be approved with the consent of the Required Lenders unless the consent of each affected Lender is obtained, be deemed amended or waived to the extent necessary to permit the Incremental Term Loan A-2 Facility and the Term Loan B Facility, and (b) none of the Incremental Term Loan A-2 Facility or the Term Loan B Facility shall constitute usage of any dollar limit set forth in Section 2.14 of the Existing Credit Agreement.

(b) Section 4.02 (Conditions to all Credit Extensions) of the Existing Credit Agreement is hereby amended as follows:

(i) to permit the funding of the Incremental Term Loan A-2 Facility upon satisfaction (or waiver by the Lead Arrangers) of the “Conditions to Borrowing” set forth in Exhibit A hereto; and

(ii) to permit the funding of the Term Loan B Facility upon satisfaction (or waiver by the Lead Arrangers) of the “Conditions to Borrowing” set forth in Exhibit B hereto or, in the event of Pre-Closing Loans, upon the Pre-Funding Closing Date in accordance with the terms of Section 7 of the Joint Fee Letter; and

(iii) to require, so long as no Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(g) of the Credit Agreement has occurred and is continuing on the closing date of the Discovery Acquisition, the Incremental Term Loan A-2 Facility and the Term Loan B Facility (the “Closing Date”), the Revolving Credit Lenders party to the Credit Agreement as in effect immediately prior to the Effective Date, the “Existing Revolving Credit Lenders”) to make Credit Extensions under the Revolving Credit Facility on the Closing Date to fund a portion of the Discovery Acquisition Consideration upon (A) delivery of a Committed Loan Notice by the Borrower to the Administrative Agent and (B) satisfaction (or waiver by the Lead Arrangers) of the “Conditions to Borrowing” set forth in Exhibit A hereto; provided that availability under the Revolving Credit Facility on the Closing Date, after giving effect to the Credit Extensions on the Closing Date, shall not be less than $250 million.

For the avoidance of doubt, the only representations and warranties the accuracy of which shall be a condition to the availability of Credit Extensions under the Revolving Credit Facility on the Closing Date pursuant to this Section 1(b)(iii) shall be the Specified Acquisition Agreement Representations and the Specified Representations described in Exhibit C hereto.

(c) Section 7.01 (Liens) of the Existing Credit Agreement is hereby amended to permit the incurrence of Liens on:

(i) the Collateral (as defined in Exhibit B hereto) to secure the Incremental Term Loan A-2 Facility and the Term Loan B Facility on the Closing Date on the terms set forth in Exhibit B hereto; provided that the Obligations are contemporaneously secured on an equal and ratable basis, with such Liens; provided, further, that any Liens securing the Obligations shall be subject to the Collateral Release Conditions (as defined in Exhibit B hereto); and

(ii) the cash proceeds of any Notes (as defined in the Commitment Letter) or Term Loan B Facility (and any Escrow Interest related thereto) issued prior to the Closing Date and held by the Borrower or any Subsidiary or a trust in an Escrow Arrangement (including amounts credited thereto) to secure the obligations of the Borrower or any Subsidiary in the event that the conditions to release of such proceeds are not satisfied or waived.

(d) Section 7.03 (Subsidiary Indebtedness) of the Existing Credit Agreement is hereby amended to permit the incurrence of Indebtedness (including, without limitation, any Guarantee thereof by any Loan Party (as defined in Exhibit B hereto) so long as such Loan Party guarantees the Obligations) pursuant to:

(i) the Incremental Term Loan A-2 Facility upon satisfaction (or waiver by the Lead Arrangers) of the “Conditions to Borrowing” set forth in Exhibit A hereto;

(ii) the Term Loan B Facility upon satisfaction (or waiver by the Lead Arrangers) of the “Conditions to Borrowing” set forth in Exhibit B hereto, or, in the event of Pre-Closing Loans, upon the Pre-Funding Closing Date in accordance with the terms of Section 7 of the Joint Fee Letter;

(iii) the (A) Bridge Facility (as defined in the Commitment Letter) upon satisfaction (or waiver by the Lead Arrangers) of the “Conditions to Borrowing” related thereto and/or (B) Notes, or, in the event of Pre-Closing Notes (as defined in the Joint Fee Letter), upon the issuance thereof prior to the Closing Date in accordance with the terms of Section 5(k) of the Joint Fee Letter; and

(iv) any Indebtedness of the Target assumed in connection with the Discovery Acquisition on the Closing Date.

(e) Section 7.07 (Acquisitions) of the Existing Credit Agreement is hereby amended to permit the consummation of the Discovery Acquisition upon the satisfaction (or waiver by the Lead Arrangers) of the conditions set forth in the Commitment Letter, and upon such consummation, the Discovery Acquisition shall be deemed to be a “Permitted Acquisition” for all purposes under the Credit Agreement, including Section 7.02 thereof. In furtherance of the foregoing, any provision of (i) Section 7.07 that imposes any conditions precedent to, or other requirements on, the consummation of the Discovery Acquisition, including, without limitation, (A) pro forma compliance with financial covenants or (B) delivery of any (1) notice, (2) financial information, (3) financial calculation, (4) Compliance Certificate or (5) other certificate or (ii) the Credit Agreement or any other Loan Document that is otherwise inconsistent or conflicts with the provisions of this Amendment shall, in each case, but only to the extent such amendments or waivers can be approved with the consent of the Required Lenders unless the consent of each affected Lender is obtained, be deemed amended or waived to the extent necessary to permit the consummation of the Discovery Acquisition.

(f) The Existing Credit Agreement is hereby amended to permit the formation of a subsidiary of the Borrower or trust to be the initial borrower under the Term Loan B Facility and/or the Notes and to grant liens on the proceeds of the Term Loan B Facility and the Notes without such entity having to become a “guarantor” under Section 6.12 of the Existing Credit Agreement, solely for the purpose of effectuating any Escrow Arrangement with respect to the Term Loan B Facility or the Notes, in accordance with the terms of the Joint Fee Letter.

SECTION 2. Consents and Other Agreements. Subject to the conditions to effectiveness set forth in Section 3 below, and effective only upon the occurrence of the Effective Date (in each case, with such further adjustments as necessary as a result of “market flex”):

(a) each of the Lenders from time to time party hereto (the “Consenting Lenders”) hereby consents to the amendment of Section 1.01 (Defined Terms) of the Existing Credit Agreement to:

(i) with respect to the Revolving Credit Facility, replace the table in the definition of “Applicable Rate” with the table set forth below:

Pricing		Existing Revolving Facility
Level	Consolidated Net Leverage Ratio	Eurodollar Rate	Base Rate	Facility Fee
1	Less than or equal to 2.50 to 1.00	1.000%	0.000%	0.250%
2	Less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00	1.200%	0.200%	0.300%
3	Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.400%	0.400%	0.350%
4	Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	1.600%	0.600%	0.400%
5	Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	1.800%	0.800%	0.450%
6	Less than or equal to 5.00 to 1.00 but greater than 4.50 to 1.00	2.000%	1.000%	0.500%
7	Greater than 5.00 to 1.00	2.500%	1.500%	0.500%

(ii) with respect to the Term A Facility and the Tranche A-1 Term Loans, replace the table in the definition of “Applicable Rate” with the table set forth below:

Pricing		Existing Term A-1 Facility		Existing Term A Facility
Level	Consolidated Net Leverage Ratio	Eurodollar Rate	Base Rate	Eurodollar Rate	Base Rate
1	Less than or equal to 2.50 to 1.00	1.250%	0.250%	1.500%	0.500%
2	Less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00	1.500%	0.500%	1.750%	0.750%
3	Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.750%	0.750%	2.000%	1.000%
4	Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	2.000%	1.000%	2.250%	1.250%
5	Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	2.250%	1.250%	2.500%	1.500%
6	Less than or equal to 5.00 to 1.00 but greater than 4.50 to 1.00	2.500%	1.500%	2.750%	1.750%
7	Greater than 5.00 to 1.00	3.000%	2.000%	3.250%	2.250%

(iii) provide that the “Eurodollar Rate” shall not be less than zero under any circumstance;

(iv) (A) to the extent pricing flex is exercised with respect to the Incremental Term Loan A-2 Facility pursuant to the Joint Fee Letter referred to in the Commitment Letter, such pricing flex shall equally apply to the Loans and Commitments of the Consenting Lenders under the Credit Agreement; provided, that the Interest Rates set forth in Pricing Levels 1 through 4 in clause (ii) above may not be reduced without the consent of each Tranche A-1 Term Lender or Term A Lender, as applicable, party to the Existing Credit Agreement (and the Interest Rates set forth in Pricing Levels 5 through 7 in clause (ii) above may not be reduced below the Interest Rate set forth in Pricing Level 4 in clause (ii) above without the consent of each Tranche A-1 Term Lender or Term A Lender, as applicable, party to the Existing Credit Agreement) and (B) to the extent that pricing flex is exercised with respect to the Term Loan B Facility pursuant to the Joint Fee Letter referred to in the Commitment Letter and there is no new Incremental Term Loan A-2 Facility, the pricing flex described in Section 6(a) of the Joint Fee Letter shall apply to the Loans and Commitments of Consenting Lenders under the Credit Agreement, and the interest rates and facility fees under the Existing Credit Agreement shall be increased by the amount of pricing flex applicable to the Term Loan B Facility, but such increase shall not exceed the caps set forth in Section 6(a) of the Joint Fee Letter; and

(v) replace the applicable defined financial terms in the Existing Credit Agreement with the defined financial terms set forth on Annex B-2 of Exhibit B hereto, including the renaming of the “Consolidated Leverage Ratio” as the “Consolidated Net Leverage Ratio” to reflect the cash netting permitted pursuant to the Credit Agreement, as such permitted cash netting is modified pursuant to this Amendment.

(b) each of the Consenting Lenders hereby consents to the amendment of Section 7.12(a) (Consolidated Interest Coverage Ratio) of the Existing Credit Agreement to adjust the minimum Consolidated Interest Coverage Ratio level to 3.00:1.00 (with further adjustments as necessary as a result of pricing flex).

(c) each of the Consenting Lenders hereby consents to the amendment of Section 7.12(b) (Consolidated Leverage Ratio) of the Existing Credit Agreement to adjust the maximum Consolidated Net Leverage Ratio levels to the levels set forth below (with further adjustments as necessary as a result of pricing flex):

Four Quarter Period Ended Within	Consolidated Net Leverage Ratio

First Four Fiscal Quarters Ended After the Closing Date (the “Initial Period”)	7.25:1.00

Fifth Fiscal Quarter Ended After the Closing Date	5.50:1.00

Thereafter	Further step downs to a maximum
Consolidated Net Leverage ratio of not less
than 4.50:1.00 to be agreed based upon  a 35%
non-cumulative cushion to the model received
by the Lead Arrangers on October 19, 2015,
and in any event, with further adjustments as
necessary as a result of pricing flex

Notwithstanding the above (i) if during the Initial Period the Borrower receives an aggregate of $500,000,000 or more in gross proceeds from one or more offerings of common equity, then commencing with the last day of the first fiscal quarter ending after the receipt of such gross proceeds and continuing through the end of the Initial Period, the maximum Consolidated Net Leverage Ratio shall step down to 5.50:1.00 and (ii) upon satisfaction of the Collateral Release Conditions and the release of the Collateral, the maximum Consolidated Net Leverage Ratio shall not exceed 3.50:1.00; provided that if, at the end of any fiscal quarter, the Consolidated Net Leverage Ratio is greater than 3.50:1.00 and the Borrower has entered into a Permitted Acquisition within such fiscal quarter (a fiscal quarter in which such conditions are satisfied, a “Trigger Quarter”), then the Consolidated Net Leverage Ratio may be greater than 3.50:1.00 but shall not exceed 4.00:1.00 for such Trigger Quarter and the next succeeding three fiscal quarters; provided, further, that, following the occurrence of a Trigger Quarter, no subsequent Trigger Quarter shall be deemed to have occurred or to exist for any reason unless and until the Consolidated Net Leverage Ratio is less than or equal to 3.50:1.00 as of the end of any fiscal quarter following the occurrence of such initial Trigger Quarter.

(d) each of the Consenting Lenders hereby consents to such additional amendments as are necessary to (i) conform (A) Section 2.14 (Increase in Commitments) to the terms and conditions of the Incremental Facilities (as defined in Exhibit B hereto) to make the Incremental Commitments under the Credit Agreement available on like terms, (B) Article V (Representations and Warranties), Article VI (Affirmative Covenants), Article VII (Negative Covenants) and Article VIII (Events of Default and Remedies) to the “Representations and Warranties,” “Affirmative Covenants,” “Negative Covenants” and “Events of Default”, respectively, set forth in Exhibit B hereto and (C) Section 2.07(c) (Repayment of Loans) for the outstanding Tranche A-1 Term Loans of Lenders under the Existing Term A-1 Facility (as defined in Exhibit A hereto) which are Consenting Lenders to the scheduled amortization set forth in Exhibit A hereto and (ii) cause the Credit Agreement to be no less favorable to the Borrower than the Term Loan B Facility Documentation (as defined in Exhibit B hereto) (other than Section 7.12 (Financial Covenants), as amended pursuant to Section 2(a)(v), Section 2(b) and Section 2(c) above).

SECTION 3. Effectiveness. This Amendment shall become (a) binding on the parties hereto (and effective other than with respect to Section 1 and Section 2, which shall become effective in accordance with clause (b) below) when entered into upon (i) receipt by the Administrative Agent of executed counterparts from (A) each of the Loan Parties, (B) the Administrative Agent, (C) the Lenders constituting the Required Revolving Lenders and (D) the

Lenders constituting the Required Lenders and (ii) the Commitment Letter and the Fee Letters referred to in the Commitment Letter becoming effective and (b) effective upon, and subject to, the satisfaction (or waiver by the Lead Arrangers) of the conditions set forth in the Commitment Letter, the occurrence of the Closing Date and, in the case of Section 2 above, the execution of definitive documentation with respect thereto (the date on which Section 1 and Section 2 become effective, the “Effective Date”); provided that, the amendments contemplated by (x) Section 1(a)(ii) (solely in the event of the Pre-Funding Closing Date, if applicable), Section 1(b)(ii), Section 1(c)(ii), Section 1(d)(ii) and Section 1(d)(iii)(B) above shall become effective upon the date of issuance of any Pre-Closing Loans or Pre-Closing Notes, as applicable, prior to the Closing Date pursuant to the terms of the Joint Fee Letter or the Commitment Letter and (y) Section 1(f) above shall be effective as of the date hereof.

SECTION 4. Reaffirmation of Guaranty. Each Loan Party, by its signature below, affirms and confirms (a) its obligations under each of the Loan Documents to which it is a party and (b) its guarantee of the Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such guarantee continues in full force and effect in respect of such Obligations under the Credit Agreement and the other Loan Documents as amended hereby.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, on and as of the date hereof:

(a) The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and does not conflict with or result in any material breach or contravention of, or the creation of any Lien under (other than Liens permitted by clause (a) of Section 7.01 of the Credit Agreement), or require any payment to be made under any material Contractual Obligation to which such Person is a party or affecting such Person or its properties or any of its Subsidiaries; (iii) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iv) violate any Law in any material respect.

(b) No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Amendment except such approvals, consents, exemptions, authorizations or other actions (i) as have been made or obtained, as applicable, and are in full force and effect or (ii) are identified pursuant to conditions set forth in the Commitment Letter as required to be obtained on or prior to the Closing Date.

(c) This Amendment has been duly executed and delivered by each Loan Party. Each of this Amendment and the Credit Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(d) Both immediately before and immediately after giving effect to this Amendment on the date hereof, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as of such earlier date.

SECTION 6. Fees; Costs and Expenses.

(a) The Borrower agrees to pay the Administrative Agent, for the account of each Consenting Lender that delivers its executed counterpart to this Amendment on or prior to the date that is 15 Business Days following the date hereof (as determined by the Administrative Agent), an amendment fee (the “Amendment Fee”) equal to the applicable percentage set forth below (provided that no Commitment Party shall receive an Amendment Fee of less than 25 bps) of the aggregate amount of such Consenting Lender’s unfunded Commitments, outstanding Loans and L/C Obligations (each as defined in the Existing Credit Agreement) as of the date hereof, such amendment fee to be due and payable on the closing of the Discovery Acquisition and the effectiveness of the amendments in Section 1, Section 2 and Section 18(b) hereof.

Aggregate Amount of Unfunded Commitments, Outstanding Loans and L/C Obligations	Applicable Percentage

≥ $150,000,000	37.5 bps

≥ $100,000,000	25 bps

< $100 million	12.5 bps

(b) The Borrower agrees to reimburse the Administrative Agent and the Lead Arrangers for their reasonable and documented out-of-pocket costs and expenses in connection with this Amendment, including the fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP.

SECTION 7. Non-Reliance on Administrative Agent. Each Consenting Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis, appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decisions to enter into this Amendment. Each Consenting Lender also represents that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Amendment, the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.

SECTION 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. So long as this Amendment shall have become binding and effective on the parties hereto as of the date hereof in accordance with the provisions of Section 3, delivery of an executed counterpart of a signature page to this Amendment by any other Lender shall, immediately upon delivery, bind such Lender as a Consenting Lender to the terms of this Amendment and this Amendment shall be binding and effective as to such Consenting Lender in accordance with Section 3. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (including PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9. Severability. If any provision of this Amendment, the Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 11. Submission to Jurisdiction. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW

OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER (INCLUDING ANY INCREMENTAL TERM LOAN A-2 LENDER (AS DEFINED IN EXHIBIT A HERETO) OR TERM LOAN B LENDER), OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER (INCLUDING ANY INCREMENTAL TERM LOAN A-2 LENDER OR TERM LOAN B LENDER) MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 12. WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 13. SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 14. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Amendment provided by the Administrative Agent, the Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby, by the Credit Agreement and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lead Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, any Lead Arranger or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein, in the Credit Agreement and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any Lead Arranger or any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 15. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 16. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the matters set forth herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.

SECTION 17. Termination. Notwithstanding any provision to the contrary in this Amendment, if the Effective Date has not occurred on or prior to the earlier of (x) the termination of the Discovery Acquisition Agreement and (y) 11:59 p.m., New York City time, on August 1, 2016, if the Closing Date has not occurred by such date (such date, the “Termination Date”), this Amendment shall automatically terminate and be of no further force or effect.

SECTION 18. Additional Agreements.

(a) From the date of this agreement and effective until the earliest to occur of (x) the Closing Date and (y) the Termination Date, and so long as no Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(g) of the Credit Agreement has occurred and is continuing (A) each Consenting Lender hereby covenants and agrees that it shall not declare, and shall not instruct the Administrative Agent to declare, its Commitments terminated pursuant to Section 8.02(a) of the Credit Agreement and (B) the Administrative Agent shall not, without the consent and instruction of the Required Lenders, declare any Commitments terminated pursuant to Section 8.02(a) of the Credit Agreement.

(b) Each of Consenting Lenders hereby authorizes the Administrative Agent to execute and deliver all security documents necessary to effectuate the intent and purpose of this Amendment and the Exhibits hereto.

SECTION 19. Loan Document. This Amendment shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

TREEHOUSE FOODS, INC., as Borrower

By:	/s/ Dennis F. Riordan
Name:	Dennis F. Riordan
Title:	Executive Vice President and CFO

BAY VALLEY FOODS, LLC, as a Guarantor

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

S.T. SPECIALTY FOODS, INC., as a Guarantor

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

STURM FOODS, INC., as a Guarantor

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

SNACKS PARENT CORPORATION, as a Guarantor

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

AMERICAN IMPORTING COMPANY, INC., as a Guarantor

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

[Signature Page to Treehouse Foods, Inc. Amendment and Consent]

ANNE’S HOUSE OF NUTS, INC., as a Guarantor

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

[Signature Page to Treehouse Foods, Inc. Amendment and Consent]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Heather D. Lamberton
Name:	Heather D. Lamberton
Title:	Managing Director

[Signature Page to Treehouse Foods, Inc. Amendment and Consent]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Heather D. Lamberton
Name:	Heather D. Lamberton
Title:	Managing Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Lisa Whatley
Name:	Lisa Whatley
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daniel R. Van Aken
Name:	Daniel R. Van Aken
Title:	Director

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Joan Murphy
Name:	Joan Murphy
Title:	Director

SUNTRUST BANK, as a Lender

By:	/s/ J. Haynes Gentry III
Name:	J. Haynes Gentry III
Title:	Director

[Signature Page to Treehouse Foods, Inc. Amendment and Consent]

COBANK, ACB, as a Lender

By:	/s/ S. William Fox
Name:	S. William Fox
Title:	Managing Director

COBANK, FCB, as a Lender

By:	/s/ S. William Fox
Name:	S. William Fox
Title:	Managing Director

1st FARM CREDIT SERVICES PCA, as a Voting Participant

By:	/s/ Corey J. Waldinger
Name:	Corey J. Waldinger
Title:	Vice President, Capital Markets Group

UNITED FCS, FLCA d/b/a FCS COMMERCIAL FINANCE GROUP, as a Voting Participant

By:	/s/ Daniel J. Best
Name:	Daniel J. Best
Title:	Vice President

FARM CREDIT MID-AMERICA, FLCA, as a Voting Participant

By:	/s/ Ralph M. Bowman
Name:	Ralph M. Bowman
Title:	Vice President

NORTHWEST FARM CREDIT SERVICES, FLCA, as a Voting Participant

By:	/s/ Candy Casteal
Name:	Candy Casteal
Title:	SVP - Credit

[Signature Page to Treehouse Foods, Inc. Amendment and Consent]

AMERICAN AGCREDIT FLCA, as a Voting Participant

By:	/s/ Dennis P. Regli
Name:	Dennis P. Regli
Title:	VP-Manager Underwriting and Servicing

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as a Voting Participant

By:	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	Vice President

FARM CREDIT WEST, FLCA, as a Voting Participant

By:	/s/ Robert Stornetta
Name:	Robert Stornetta
Title:	Vice President

AGSTAR FINANCIAL SERVICES, FLCA, as a Voting Participant

By:	/s/ Graham J. Dee
Name:	Graham J. Dee
Title:	AVP Capital Markets

FARM CREDIT EAST, ACA, as a Voting Participant

By:	/s/ Kerri B. Sears
Name:	Kerri B. Sears
Title:	Vice President

BADGERLAND FINANCIAL, FLCA, as a Voting Participant

By:	/s/ Kenneth H. Rue
Name:	Kenneth H. Rue
Title:	Vice President – Capital Markets

[Signature Page to Treehouse Foods, Inc. Amendment and Consent]

AGCHOICE FARM CREDIT, FLCA, as a Voting Participant

By:	/s/ Mark F. Kerstetter
Name:	Mark F. Kerstetter
Title:	Senior Vice President

FARM CREDIT BANK OF TEXAS, as a Voting Participant

By:	/s/ Chris M. Levine
Name:	Chris M. Levine
Title:	Vice President

[Signature Page to Treehouse Foods, Inc. Amendment and Consent]

Exhibit A

[See Attached]

[Exhibit A to Treehouse Foods, Inc. Amendment and Consent]

Exhibit B

[See Attached]

[Exhibit B to Treehouse Foods, Inc. Amendment and Consent]

Exhibit C

“Specified Acquisition Agreement Representations” means such of the representations made by or on behalf of the Seller (as defined in the Discovery Acquisition Agreement) and its subsidiaries in the Discovery Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has (or an affiliate of the Borrower has) the right to terminate its obligations under the Discovery Acquisition Agreement or decline to consummate the Discovery Acquisition, in each case as a result of a breach of such representations in the Discovery Acquisition Agreement.

“Specified Representations” means the representations and warranties made by the Borrower and the Guarantors, as applicable, set forth in the definitive documentation for the Incremental Term Loan A-2 Facility and the Term Loan B Facility relating to organizational existence of the Borrower and the Guarantors, corporate power and authority, due authorization, execution and delivery, in each case as they relate to the entering into and performance of the definitive documentation for the Incremental Term Loan A-2 Facility and the Term Loan B Facility, the enforceability of such documentation, Federal Reserve margin regulations; the PATRIOT Act; the Investment Company Act; use of proceeds on the Closing Date not violating FCPA, OFAC and laws applicable to sanctioned persons; no violation of or conflicts between the definitive documentation for the Incremental Term Loan A-2 Facility and the Term Loan B Facility and the organization documents of the Borrower and the Guarantors, as it relates to the entering into and performance of the definitive documentation for the Incremental Term Loan A-2 Facility and the Term Loan B Facility; solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis (with solvency being determined in a manner described in Annex C-1 attached hereto); and creation, validity, perfection and priority of security interests in the Collateral; provided that the creation, validity, perfection and priority of security interests in the Collateral shall not be a Specified Representation with respect to the Bridge Facility; and provided further that, that to the extent any delivery of Collateral or any security interests therein (including the creation or perfection of any security interest) (other than (x) grants of Collateral subject to the Uniform Commercial Code that may be perfected by the filing of Uniform Commercial Code financing statements and (y) the delivery of stock certificates for certificated stock of the Borrower, and the Borrower’s material domestic subsidiaries (including the Target and its material domestic subsidiaries to the extent received from the Seller), that are part of the Collateral) is or cannot be provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, without undue burden or expense, the delivery of such Collateral (and perfecting of security interests therein) shall not constitute a condition precedent to the availability of the Incremental Term Loan A-2 Facility or the Term Loan B Facility on the Closing Date but shall, with respect to all other actions specified herein, be required to be delivered as promptly as commercially reasonably practicable following the Closing Date, but in any event within 90 days after the Closing Date (or such later date as may be reasonably agreed by the Borrower and the Administrative Agent) pursuant to arrangements to be mutually agreed); and provided further, that no Material Real Property (as defined in Exhibit B hereto) shall be required to be secured, if at all, until 365 days after the Closing Date.

[Exhibit C to Treehouse Foods, Inc. Amendment and Consent]

Annex C-1

FORM OF

SOLVENCY CERTIFICATE

[            ] [●], 2016

This Solvency Certificate is delivered pursuant to Section [        ] of the Credit Agreement dated as of [            ] [●], 2016, among the Borrower, [            ] (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

I, the undersigned, the Chief Financial Officer of the Borrower, in that capacity only, and not in my individual capacity, do hereby certify as of the date hereof, and based upon (i) facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts or circumstances after the date hereof) and (ii) such materials and information as I have deemed relevant to the determination of the matters set forth in this certificate, that:

1. I am familiar with the Transactions, and I (or officers of the Borrower under my direction and supervision) have reviewed the Credit Agreement, financial statements referred to in Section [        ] of the Credit Agreement and such other documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.

2. As of the date hereof, immediately after giving effect to the consummation of the Transactions, on and as of such date (a) the fair value of the assets of the Borrower and its subsidiaries on a consolidated basis will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, senior, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, senior, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

This Solvency Certificate is being delivered only in my capacity as Chief Financial Officer of the Borrower, and not individually, and without any personal liability to the Administrative Agent or the Lenders with respect thereto.

[Annex C-1 to Treehouse Foods, Inc. Amendment and Consent]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

TREEHOUSE, INC.

By:
Name:
Title:	Chief Financial Officer

[Remainder of Page Intentionally Left Blank]

[Annex C-1 to Treehouse Foods, Inc. Amendment and Consent]